EXHIBIT 99.8

                          SECURITIES PURCHASE AGREEMENT


     This SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of February 4, 2002, is entered into by and among EMB CORPORATION, a Hawaii corporation, with headquarters located at 5075 Warner Avenue, Suite B, Huntington Beach, California 92649 (the "Company"), and PARAMOUNT FINANCIAL GROUP, INC., a Colorado corporation, with offices located at Stonegate Complex, 16015 Sequoia Drive, Parker, Colorado 80134 (the "Buyer").

                                    WHEREAS:

     A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

     B. The Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, up to an aggregate of (i) 1,000,000 shares of the Common Stock (the "Common Shares"), no par value per share; and

     NOW, THEREFORE, the Company and the Buyers hereby agree as follows:

     1.   PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.

          a. Purchase of Preferred Shares. In connection with the offering (the "Offering") by the Company of the Common Shares to the Buyer, and subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6, below, the Company shall issue and sell to Buyer and Buyer agrees to purchase up to 1,000,000 Common Shares from the Company (the "Closing"). The maximum aggregate purchase price (the "Purchase Price") of the Common Shares at the Closing, at $1.00 per share, shall be $1,000,000.00.

          b. Closing Date. The date and time of the Closing (the "Closing Date") shall be 10:00 a.m. Pacific Time, within five (5) Business Days following the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6, below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of the "Company's Counsel" (as that term is defined in Section 8(f), below), or at such other location as agreed by the Company and the Buyers. A "Business Day" means any day in which the Principal Market is open for business. The Closing may, if the Company and Buyer mutually agree, occur in one or more separate events at one or more times. Each such event shall be deemed to be a Closing Date with respect to the number of Common Shares being acquired and the consideration therefore paid at such Closing. Collectively, all such Closings shall be deemed to constitute the transaction provided for in this Agreement.

          c. Form of Payment. On the Closing Date, (i) subject to the satisfaction (or waiver) of the conditions set forth in Section 6, below, the Buyer shall pay and deliver the Purchase Price to the "Company's Counsel", for the Common Shares to be issued and sold to the Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) subject to the satisfaction (or waiver) of the conditions set forth in Section 5, below, the Company shall deliver to the Buyer stock certificates (in the denominations as the Buyer shall request) (the "Common Stock Certificates"), representing such number of the Common Shares that the Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee. Upon the completion of the conditions contained in Sections 5 and 6 of this Agreement, the Company's Counsel shall deliver the certificates representing the Common Shares to the Buyers' Counsel, if any, or to the Buyer, via a nationally recognized overnight delivery service.


     2.   BUYER'S REPRESENTATIONS AND WARRANTIES.

          Buyer represents and warrants that:

          a. Investment Purpose. Buyer is acquiring the Common Shares (the Common Shares may also be referred to herein, collectively, as the "Securities") for its own account, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

          b. Accredited Investor Status. Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Buyer has completed and returned to the Company a form of Confidential Prospective Investor Questionnaire (the "Questionnaire") and warrants and represents to the Company that all information provided by Buyer to the Company, as contained in the Questionnaire, is true and correct.

          c. Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such Securities.

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


          d. Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          e. No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          f. Transfer or Resale. Buyer understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) ("Rule 144"); and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, and if Seller intends to utilize Rule 144 but Rule 144 is not applicable to such resale, any resale of the Securities under circumstances in which the Seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

          g. Legends. Buyer understands that the Common Stock Certificates, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (1) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS, OR (2) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR (3) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER SAID ACT.

     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities, if, unless otherwise required by state securities laws, (i) such Securities have been registered for sale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

          h. Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          i. Residency. Buyer is a resident of, or domiciled in, the jurisdiction specified in its address on Schedule 1.


     3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to Buyer that:

          a. Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Hawaii, and has the requisite corporate power and authorization to own the properties and to carry on the business as now being conducted.

          b. Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue the Securities in accordance with the terms hereof and thereof; (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Common Shares have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders; (iii) the Transaction Documents have been duly executed and delivered by the Company; and (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

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


          c. Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. The issuance by the Company of the Securities is, and the issuance by the Company of the Conversion Shares and Warrant Shares shall be, exempt from registration under the 1933 Act.

          d. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the Company's issuance of the Securities) will not (i) result in a violation of the Company's Articles of Incorporation, as amended and as in effect on the date hereof (the "Articles of Incorporation") or the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws") or any Certificate of Designation of any outstanding series of Preferred Stock of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined in Section 4(e), below)) applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not in violation of any term of or in default under its Articles of Incorporation, any Certificate of Designation of any outstanding series of Preferred Stock of the Company or its By-laws, respectively. The Company is not in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company, except for possible conflicts, defaults, terminations, amendments which would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results or operations, financial condition or prospects of the Company, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below in Section 3(b)). The business of the Company is not being conducted, and shall not be conducted, in violation of any law, ordinance, regulation of any governmental entity, except for possible violations the sanctions for which either individually or in the aggregate would not have a Material Adverse Effect. Except as specifically contemplated by the Transaction Documents and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain prior to Closing pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstances that might give rise to any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market (as defined in Section 4(e), below).

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


          e. SEC Documents; Financial Statements. As of the Closing, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents substantially complied with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents substantially complied as to form with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their respective officers, directors, employees or agents have provided the Buyers with any material, nonpublic information.

          f. Absence of Certain Changes. Since the most recent filing by the Company with the SEC, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

          g. No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

          h. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

     4.   COVENANTS.

          a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

          b. Form D and Blue Sky. The Company agrees, if required by law, to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

          c. Reporting Status. During the four-year period that commences at the Closing Date, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

          d. [reserved]

          e. Listing. The Company shall use its best efforts to maintain the Common Stock's authorization for quotation on the OTC Bulletin Board (the "Principal Market"); provided, however, that the Company may take such steps as it deems commercially reasonable, under the circumstances, to cause the Common Stock to be listed for trading on the NASDAQ Stock Market, Inc. (National Market or SmallCap), the American Stock Exchange, the New York Stock Exchange, as well as non-United States-based trading markets. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of Company common stock on the Principal Market. The Company shall promptly, and in no event later than the following business day, provide to each Buyer copies of any notices it receives from the Principal Market regarding the continued eligibility of Company common stock for listing thereon. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

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


          f. Independent Auditors. During the four-year period referenced in
Section 4(c), above, the Company shall maintain as its independent auditors an accounting firm authorized to practice before the SEC.

          g. Corporate Existence and Taxes. During the four-year period referenced in Section 4(c), above, the Company shall maintain its corporate existence in good standing; provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, has common stock listed for trading on the Principal Market (or such other market(s) as are referenced in Section 4(e)) and shall pay all its taxes when due except for taxes which the Company disputes).


     5.   CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          The obligation of the Company hereunder to issue and sell the Common Shares to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

          a. Such Buyer shall have executed each of the Transaction Documents, where appropriate, to which it is a party and delivered the same and the Purchase Price, to be held in trust pending the Closing, to the Company's Counsel; and

          b. The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

     6.   CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE.

          The obligation of Buyer hereunder to purchase the Common Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

          a. The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer's Counsel, if any, or to such Buyer;

          b. The Common Stock shall be authorized for quotation on the Principal Market and trading in Company common stock shall not have been suspended by the SEC or the Principal Market;

          c. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date;

          d. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws;

          e. The Board of Directors of the Company shall have adopted resolutions consistent with Section 3(b)(ii), above, and in a form reasonably acceptable to Buyer:

          f. If requested by a Buyer, the Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation's state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Closing;

          f. If requested by a Buyer, the Company shall have delivered to such Buyer a secretary's certificate, dated as the Closing, as to (i) the resolutions described in Section 6(e), (ii) the Articles of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

     7.   INDEMNIFICATION.

          In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought or whether such Indemnitee commenced such action), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (d) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (e) the status of such Buyer or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.


     8.   GOVERNING LAW; MISCELLANEOUS.

          a. Governing Law; Jurisdiction; Jury Trial. This Agreement shall be governed by and construed in all respects by the internal laws of the State of California (except for the proper application of the United States federal securities laws), without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the County of Orange, State of California. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

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


          c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and holders of at least three-fifths (3/5) of the Preferred Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

          f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to the Company:

                  EMB Corporation
                  5075 Warner Avenue
                  Suite B
                  Huntington Beach, California 92649
                  Attention:  President


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


                  With a copy to "Company's Counsel":
                  (which shall not constitute notice)

                  Bryan Cave LLP
                  2020 Main Street, Suite 600
                  Irvine, California 92614
                  Telephone:  (949) 223-7103
                  Facsimile:  (949) 223-7102
                  Attention:  Randolf W. Katz, Esq.

          If to Buyer:

                  At the address and facsimile number set forth on Schedule 1

                  With a copy to "Buyers' Counsel", if any:
                  (which shall not constitute notice)


          or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change.

          g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares. Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption.

          h. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          i. Survival. Unless this Agreement is terminated under Section 8(k), the agreements and covenants set forth in Sections 4, and 10, the indemnification provisions set forth in Section 7 and the liquidated damages provisions set forth in Section 9 shall survive the Closing.

          j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          k. Termination. In the event that the Closing shall not have occurred with respect to Buyer on or before three (3) business days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 5 and 7, above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

          l. Placement Agent. The Company shall be responsible for the payment of any placement agent's fees or broker's commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

          m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          n. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.


                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

EMB CORPORATION



By: /s/ James E. Shipley
---------------------------
James E. Shipley, President


BUYERS:

Paramount Financial Group, Inc.


By: /s/ Douglas G. Gregg
---------------------------
Douglas G. Gregg, President

                           SCHEDULE 1: LIST OF BUYERS
                           --------------------------

                                                                       Number of
    Buyer's Name             Buyer's Address           Purchase         Common
                           and Facsimile Number         Price           Shares
--------------------------------------------------------------------------------

Paramount Financial        Stonegate Complex          $1,000,000       1,000,000
 Group, Inc.               16025 Sequoia Drive
                           Parker, CO 80